UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2019

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2251 Corporate Park Drive, Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MANT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

( § 203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( § 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

ManTech held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2019. Holders of Class A common stock were entitled to cast one vote for each share of Class A common stock held, and holders of Class B common stock were entitled to cast ten votes for each share of Class B common stock held, for each proposal submitted to stockholders at the Annual Meeting. For more information regarding the following proposals, see our definitive proxy statement dated April 12, 2019, the relevant portions of which are hereby incorporated by reference.

Proposal 1:  The Company’s stockholders elected seven (7) persons to serve as members of the Board of Directors until the 2020 Annual Meeting of Stockholders. The votes regarding this proposal were as follows:

Director Name	For	Withheld	Broker Non-Votes
George J. Pedersen	151,203,978	892,153	734,870
Richard L. Armitage	150,314,196	1,781,935	734,870
Mary K. Bush	149,172,204	2,923,927	734,870
Barry G. Campbell	148,623,371	3,472,760	734,870
Richard J. Kerr	149,611,655	2,484,476	734,870
Kenneth A. Minihan	150,314,584	1,781,547	734,870
Kevin M. Phillips	151,541,643	554,488	734,870

Proposal 2: The Company’s stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
152,188,728	625,534	16,739	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: May 22, 2019	By:	/s/ Michael R. Putnam
Michael R. Putnam
Senior Vice President – Corporate & Regulatory Affairs